Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services – (312) 780-7204

CORECIVIC REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

REVISES 2018 GUIDANCE TO POSITION FOR GROWTH PROSPECTS

NASHVILLE, Tenn. – November 5, 2018 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the third quarter of 2018.

Third Quarter 2018 Highlights

•	Total revenue of $462.7 million, up 4.5% from the prior year quarter

•	Net income of $41.0 million, Adjusted Net Income of $43.0 million

•	Strong performance by both diversifying segments:

•	CoreCivic Properties revenue of $15.3 million, up 50% from the prior year quarter

•	CoreCivic Community revenue of $25.1 million, up 31% from the prior year quarter

•	Diluted EPS of $0.34, Adjusted EPS per diluted share of $0.36

•	Normalized FFO per diluted share of $0.58, up 3.6% from the prior year quarter

•	Adjusted EBITDA of $99.7 million, up 6.8% from the prior year

“Our third quarter financial and strategic accomplishments highlight CoreCivic’s ability to drive growth both organically and through acquisitions. We grew FFO per share and closed acquisitions that will generate attractive risk-adjusted returns as we continue to transform our portfolio through the diversification and expansion of our industry-leading government-leased real estate portfolio,” said Damon T. Hininger, CoreCivic’s President and Chief Executive Officer.

“Our revenue and normalized FFO per share growth were primarily the result of seven new Safety contracts, representing approximately 4,500 beds. Five of these contracts were with state agencies, four of which are new state partners, and two with federal agencies. An additional new contract with Vermont executed after quarter-end, coupled with numerous opportunities for accretive acquisitions, position us well to increase cash flow generated by our portfolio and create long-term shareholder value.”

Third Quarter 2018 Results

Net income generated in the third quarter of 2018 totaled $41.0 million, or $0.34 per diluted share, compared with $41.2 million, or $0.35 per diluted share, in the third quarter of 2017. Adjusted for special items, net income in the third quarter of 2018 was $43.0 million, or $0.36 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the third quarter of 2017 of $42.6 million, or $0.36 per diluted share. Special items in the third quarter of 2018 included expenses associated with mergers and acquisitions (M&A) of $1.0

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Third Quarter 2018 Financial Results

million and charges of $1.0 million associated with refined estimates of the revaluation of deferred tax assets and liabilities resulting from the passage of the Tax Cuts and Jobs Act in December 2017, while special items in the third quarter of 2017 included M&A expenses of $1.1 million and asset impairments of $0.4 million.

Funds From Operations (FFO) was $66.5 million, or $0.56 per diluted share, in the third quarter of 2018, compared to $65.3 million, or $0.55 per diluted share, in the third quarter of 2017. Normalized FFO, which excludes the aforementioned special items, was $68.5 million, or $0.58 per diluted share, in the third quarter of 2018, compared with $66.4 million, or $0.56 per diluted share, in the third quarter of 2017.

Per share results in the third quarter of 2018 compared with the third quarter of 2017 were positively impacted primarily by increased utilization of existing contracts with the U.S. Marshals Service (USMS), contributions from recent acquisitions, and business from newly signed state and federal contracts, which offset declines in California prisoner populations. Financial results in the third quarter of 2018, when compared with the third quarter of 2017, were also negatively impacted by increased interest expense and higher salary and benefits expenses. An increase in interest expense with a negative impact of approximately $0.03 per share resulted from the repayment of floating rate, short-term borrowings under our revolving credit facility with net proceeds from the issuance in October 2017 of $250.0 million of ten-year unsecured senior notes at a fixed interest rate of 4.75%, combined with higher interest rates and a higher average debt balance resulting from acquisitions. Salaries and benefits were negatively impacted by approximately $0.03 per share as a result of our decision to retain higher staffing levels at our Tallahatchie County Correctional Facility and our La Palma Correctional Center, despite lower California populations at these facilities. We retained higher staffing levels in order to ensure an expedited and smooth transition with experienced staff in anticipation of new contract awards at these facilities, or to help our partners utilize available capacity at these facilities under existing contracts resulting from increasing activity on the Southwest border.

EBITDA was $104.2 million in the third quarter of 2018, compared with $97.6 million in the third quarter of 2017. Adjusted EBITDA was $99.7 million in the third quarter of 2018, compared with $93.3 million in the third quarter of 2017. Adjusted EBITDA excludes the aforementioned non-tax special items, and includes the portion of rental payments for the South Texas Family Residential Center (STFRC) that is classified as depreciation and interest expense in our consolidated financial statements.

Adjusted net income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Third Quarter 2018 Financial Results

CoreCivic Safety

Total revenue for the CoreCivic Safety portfolio in the third quarter of 2018 was $422.3 million compared with $411.0 million in the third quarter of 2017, or a 2.8% increase. The increase in revenue compared with the prior year quarter principally resulted from the following events:

•	$16.0 million of additional revenue compared to the prior year quarter under existing and new contracts with the USMS and U.S. Immigration and Customs Enforcement (ICE).

•	$11.7 million of additional revenue compared with the prior year quarter under new contracts with the states of Kentucky, Nevada, Ohio, South Carolina and Wyoming.

Partially offsetting these increases in revenue were the following previously disclosed events:

•	Continued decrease in inmate populations from the state of California, which resulted in a reduction to revenue of $13.0 million.

•

Expiration of three managed-only contracts with the state of Texas in the third quarter of 2017. While these facilities collectively generated $6.6 million of total revenue in the third quarter of 2017, they incurred operating losses of $0.5 million before depreciation and amortization during such period.

CoreCivic Community

Total revenue for the CoreCivic Community portfolio in the third quarter of 2018 was $25.1 million compared with $19.2 million in the third quarter of 2017, or a 30.9% increase. The increase in revenue compared with the prior year quarter principally resulted from the following previously disclosed events:

•

$2.4 million of additional revenue compared with the prior year quarter resulting from the acquisition of four additional residential reentry facilities, representing an aggregate of 514 additional beds, since the beginning of the third quarter 2017.

•

$4.2 million of additional revenue compared with the prior year quarter generated from non-residential electronic monitoring and case management services, resulting from the January 2018 acquisition of Rocky Mountain Offender Management Systems, LLC.

CoreCivic Properties

Total revenue for the CoreCivic Properties portfolio in the third quarter of 2018 was $15.3 million compared with $10.2 million in the third quarter of 2017, an increase of 49.7%. The increase in revenue compared with the prior year quarter principally resulted from the previously disclosed acquisitions of:

•	Capital Commerce Center, a 260,867 square-foot property in Tallahassee, Florida leased primarily to an agency of the state of Florida, completed in January 2018.

Third Quarter 2018 Financial Results

•	A twelve-property portfolio of single-tenant properties containing a total of 106,881 square feet, each separately leased to the federal government, completed in July 2018.

•	SSA-Baltimore, a 540,566 square foot property in Baltimore, Maryland leased to the Social Security Administration (SSA) through the General Services Administration (GSA), completed in August 2018.

Business Development Update

Safety Segment

Expansion of the Otay Mesa Detention Center. As a result of long-standing demand from the USMS and ICE, and limited detention capacity in the Southwest region of the United States, necessary permits were obtained during the fourth quarter of 2018 to expand the 1,482-bed Otay Mesa Detention Center in San Diego, California by 512 beds. The expansion is expected to be complete during the fourth quarter of 2019 at an estimated cost of approximately $43.0 million, including $5.8 million incurred through September 30, 2018 for architectural and related costs. Both the USMS and ICE currently utilize the Otay Mesa Detention Center under an existing contract that enables both agencies to utilize the additional capacity without any contract modifications.

New Contract with the Vermont Department of Corrections at the Tallahatchie County Correctional Facility. On September 19, 2018, the Company entered into a new contract with the Vermont Department of Corrections to care for up to 350 of the State’s inmates at our Tallahatchie County Correctional Facility. The new management contract commenced on October 1, 2018, and has an initial term of two years, with one two-year extension option upon mutual agreement. The Company currently cares for approximately 200 inmates from the state of Vermont at the Tallahatchie facility pursuant to this contract.

New Contract with Immigration & Customs Enforcement at the La Palma Correctional Center. On July 24, 2018, the Company announced that the city of Eloy agreed to modify an existing Intergovernmental Agreement with ICE to add our La Palma Correctional Center as an additional place of performance. The Company currently cares for approximately 875 ICE detainees at this facility.

Properties Segment

Acquisition of National Archives and Records Administration Facility in Dayton, Ohio. On September 21, 2018, the Company completed the acquisition of a 217,394-square foot, steel frame warehouse in Dayton, Ohio for $6.9 million, excluding transaction-related costs and certain closing credits, that was built-to-suit for the National Archives and Records Administration (NARA) in 2002 (NARA – Dayton). After accounting for approximately $0.8 million of additional capital expenditures, this property is expected to generate a capitalization rate of approximately 15.0%. The building consists of 212,664 square feet of warehouse storage with five individual storage bays, a central service corridor, receiving facilities and 4,730 square feet of office space. NARA-Dayton is 100% leased to the GSA on behalf of NARA through January 2023 and includes two 10-year renewal options. The facility provides 1.2 million cubic feet of storage space, approximately 90% of which is dedicated to archives of the U.S. Internal Revenue Service.

Third Quarter 2018 Financial Results

Acquisition of 540,566 SF Social Security Administration Facility in Baltimore, Maryland. On August 23, 2018, the Company completed the acquisition of a 540,566-square foot office building in Baltimore, Maryland leased to the SSA through the GSA (SSA–Baltimore) for a total purchase price of $242.0 million, excluding transaction costs and certain closing credits. SSA–Baltimore was purpose built to SSA specifications in 2014 under a 20-year firm term lease expiring in January 2034. SSA–Baltimore serves approximately 2,000 SSA employees, is located less than five miles from SSA’s federally owned headquarters in Woodlawn, Maryland, and is the newest of several other properties occupied by the SSA in Baltimore, which we believe further strengthens the durability of the lease. In connection with the acquisition, the Company assumed $157.3 million of in-place financing that was used to fund the initial construction of the property in 2014. The assumed debt carries a fixed interest rate of 4.50% and requires monthly principal and interest payments, with a balloon payment of $40 million due at maturity in February 2034.

2018 Financial Guidance

Based on current business conditions the Company is providing the following financial guidance for the fourth quarter 2018 and the following updated guidance for the full year 2018:

	Fourth Quarter 2018	Full Year 2018
		Prior Guidance	Current Guidance
• Diluted EPS	$0.39 to $0.41	$1.43 to $1.47	$1.38 to $1.40
• Adjusted EPS per diluted share	$0.39 to $0.41	$1.47 to $1.51	$1.44 to $1.46
• FFO per diluted share	$0.60 to $0.63	$2.26 to $2.30	$2.24 to $2.26
• Normalized FFO per diluted share	$0.61 to $0.63	$2.29 to $2.33	$2.29 to $2.31

Our full year 2018 financial guidance was adjusted from the previously disclosed full year 2018 guidance for higher salaries expense primarily to reflect the decision to maintain higher personnel expenses at certain facilities in anticipation of near term growth prospects from potential new contracts and increased utilization of available capacity under existing contracts.

During 2018, the Company expects to invest approximately $141.1 million to $147.6 million in capital expenditures, consisting of approximately $78.1 million to $82.6 million in prison construction and expansion costs, including primarily costs associated with the construction project in Lansing, Kansas and the aforementioned expansion of our Otay Mesa Detention Center; approximately $28.5 million to $29.0 million in maintenance capital expenditures on real estate assets; and approximately $34.5 million to $36.0 million for capital expenditures on other assets and information technology. These estimates exclude M&A activity.

Third Quarter 2018 Financial Results

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the third quarter of 2018. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation, and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the fourth quarter of 2018. Written materials used in the investor presentations will also be available on our website beginning on or about November 7, 2018. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Webcast and Replay Information

The Company will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Tuesday, November 6, 2018, to discuss our third quarter 2018 financial results and updated full year 2018 outlook. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors page. The conference call will be archived on our website following the completion of the call. In addition, there will be a telephonic replay available beginning at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) on November 6, 2018, through 1:00 p.m. Central Time (2:00 p.m. Eastern time) on November 14, 2018. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 6490015.

About CoreCivic

The Company is a diversified government solutions company with the scale and experience needed to solve tough government challenges in flexible cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through corrections and detention management, a growing network of residential reentry centers to help address America’s recidivism crisis, and government real estate solutions. We are a publicly traded real estate investment trust (REIT) and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. We also believe we are the largest private owner of real estate used by U.S. government agencies. The Company has been a flexible and dependable partner for government for more than 35 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation

Third Quarter 2018 Financial Results

Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, contract renegotiations or terminations, increases in costs of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity, and effects of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts, as well as our ability to utilize current available beds; (v) changes in government policy regarding the utilization of the private sector for corrections, detention, and residential reentry capacity and our services; (vi) changes in government policy and in legislation and regulation of corrections and detention contractors that affect our business, including but not limited to, the continued utilization of the STFRC by ICE under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (vii) our ability to successfully identify and consummate future acquisitions and our ability to successfully integrate the operations of completed acquisitions and realize projected returns resulting therefrom; (viii) increases in costs to develop or expand real estate properties that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions, cost inflation, and material shortages, resulting in increased construction costs; (ix) our ability to meet and maintain qualification for taxation as a REIT; and (x) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Third Quarter 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

ASSETS	September 30, 2018	December 31, 2017
Cash and cash equivalents	$93,625	$52,183
Restricted cash	11,103	—
Accounts receivable, net of allowance of $919 and $782, respectively	234,162	254,188
Prepaid expenses and other current assets	27,965	21,119

Total current assets	366,855	327,490

Property and equipment, net of accumulated depreciation of $1,576,128 and $1,475,951, respectively	3,023,963	2,802,449
Goodwill	43,996	40,927
Non-current deferred tax assets	14,309	12,814
Other assets	134,909	88,718

Total assets	$3,584,032	$3,272,398

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$307,689	$277,804
Income taxes payable	1,375	3,034
Current portion of long-term debt	12,795	10,000

Total current liabilities	321,859	290,838

Long-term debt, net	1,752,185	1,437,187
Deferred revenue	29,510	39,735
Other liabilities	58,403	53,030

Total liabilities	2,161,957	1,820,790

Commitments and contingencies

Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at September 30, 2018 and December 31, 2017, respectively	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 118,670 and 118,204 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	1,187	1,182
Additional paid-in capital	1,803,903	1,794,713
Accumulated deficit	(383,015)	(344,287)

Total stockholders’ equity	1,422,075	1,451,608

Total liabilities and stockholders’ equity	$3,584,032	$3,272,398

Third Quarter 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUES:
Safety	422,313	410,975	1,240,019	1,238,439
Community	25,133	19,199	74,651	53,832
Properties	15,281	10,206	38,897	30,094
Other	1	2,465	6	2,557

	462,728	442,845	1,353,573	1,324,922

EXPENSES:
Operating
Safety	310,698	300,577	905,670	894,077
Community	18,911	13,504	57,035	37,498
Properties	4,020	2,619	10,306	8,025
Other	130	165	438	465

Total operating expenses	333,759	316,865	973,449	940,065
General and administrative	25,085	28,303	77,594	79,546
Depreciation and amortization	39,465	36,507	116,114	109,564
Asset impairments	—	355	1,580	614

	398,309	382,030	1,168,737	1,129,789

OPERATING INCOME	64,419	60,815	184,836	195,133

OTHER (INCOME) EXPENSE:
Interest expense, net	20,534	17,029	58,608	50,141
Expenses associated with debt refinancing transactions	—	—	1,016	—
Other (income) expense	49	(65)	39	(108)

	20,583	16,964	59,663	50,033

INCOME BEFORE INCOME TAXES	43,836	43,851	125,173	145,100
Income tax expense	(2,842)	(2,673)	(7,205)	(8,400)

NET INCOME	$40,994	$41,178	$117,968	$136,700

BASIC EARNINGS PER SHARE	$0.35	$0.35	$1.00	$1.16

DILUTED EARNINGS PER SHARE	$0.34	$0.35	$0.99	$1.15

DIVIDENDS DECLARED PER SHARE	$0.43	$0.42	$1.29	$1.26

Third Quarter 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$40,994	$41,178	$117,968	$136,700
Special items:
Expenses associated with debt refinancing transactions	—	—	1,016	—
Charges associated with adoption of tax reform	1,024	—	1,024	—
Expenses associated with mergers and acquisitions	994	1,093	2,333	1,524
Asset impairments	—	355	1,580	614

Adjusted net income	$43,012	$42,626	$123,921	$138,838

Weighted average common shares outstanding – basic	118,597	118,182	118,544	118,044
Effect of dilutive securities:
Stock options	178	262	123	353
Restricted stock-based awards	74	84	44	62

Weighted average shares and assumed conversions - diluted	118,849	118,528	118,711	118,459

Adjusted Diluted Earnings Per Share	$0.36	$0.36	$1.04	$1.17

Third Quarter 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$40,994	$41,178	$117,968	$136,700
Depreciation and amortization of real estate assets	25,460	23,762	74,789	71,417
Impairment of real estate assets	—	355	1,580	355

Funds From Operations	$66,454	$65,295	$194,337	$208,472
Expenses associated with debt refinancing transactions	—	—	1,016	—
Charges associated with adoption of tax reform	1,024	—	1,024	—
Expenses associated with mergers and acquisitions	994	1,093	2,333	1,524
Goodwill and other impairments	—	—	—	259

Normalized Funds From Operations	$68,472	$66,388	$198,710	$210,255

Funds From Operations Per Diluted Share	$0.56	$0.55	$1.64	$1.76

Normalized Funds From Operations Per Diluted Share	$0.58	$0.56	$1.67	$1.77

Third Quarter 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$40,994	$41,178	$117,968	$136,700
Interest expense	20,881	17,239	59,611	50,890
Depreciation and amortization	39,465	36,507	116,114	109,564
Income tax expense	2,842	2,673	7,205	8,400

EBITDA	$104,182	$97,597	$300,898	$305,554
Expenses associated with debt refinancing transactions	—	—	1,016	—
Expenses associated with mergers and acquisitions	994	1,093	2,333	1,524
Depreciation expense associated with STFRC lease	(4,147)	(4,147)	(12,306)	(12,306)
Interest expense associated with STFRC lease	(1,362)	(1,585)	(4,268)	(4,890)
Asset impairments	—	355	1,580	614

Adjusted EBITDA	$99,667	$93,313	$289,253	$290,496

Third Quarter 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME, NORMALIZED FUNDS FROM OPERATIONS & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending December 31, 2018		For the Year Ending December 31, 2018
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$45,750	$48,250	$163,797	$166,297
Expenses associated with debt refinancing transactions	—	—	1,016	1,016
Charges associated with the adoption of tax reform	—	—	1,024	1,024
Expenses associated with mergers and acquisitions	750	750	3,083	3,083
Asset impairments	—	—	1,580	1,580

Adjusted net income	$46,500	$49,000	$170,500	$173,000

Net income	$45,750	$48,250	$163,797	$166,297
Depreciation and amortization of real estate assets	26,000	26,000	101,000	101,000
Asset impairments	—	—	1,580	1,580

Funds From Operations	$71,750	$74,250	$266,377	$268,877
Expenses associated with debt refinancing transactions	—	—	1,016	1,016
Charges associated with the adoption of tax reform	—	—	1,024	1,024
Expenses associated with mergers and acquisitions	750	750	3,083	3,083

Normalized Funds From Operations	$72,500	$75,000	$271,500	$274,000

Diluted EPS	$0.39	$0.41	$1.38	$1.40

Adjusted EPS per diluted share	$0.39	$0.41	$1.44	$1.46

FFO per diluted share	$0.60	$0.63	$2.24	$2.26

Normalized FFO per diluted share	$0.61	$0.63	$2.29	$2.31

Net income	$45,750	$48,250	$163,797	$166,297
Interest expense	22,500	22,000	82,000	81,500
Depreciation and amortization	40,000	40,000	156,000	156,000
Income tax expense	2,750	2,250	10,000	9,500

EBITDA	$111,000	$112,500	$411,797	$413,297
Expenses associated with debt refinancing transactions	—	—	1,016	1,016
Expenses associated with mergers and acquisitions	750	750	3,083	3,083
Depreciation expense associated with STFRC lease	(4,200)	(4,200)	(16,500)	(16,500)
Interest expense associated with STFRC lease	(1,400)	(1,400)	(5,500)	(5,500)
Asset impairments	—	—	1,580	1,580

Adjusted EBITDA	$106,150	$107,650	$395,476	$396,976

Third Quarter 2018 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CoreCivic believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its facilities and their management teams. CoreCivic believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s facilities because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. However, a portion of the rental payments for the STFRC is classified as depreciation and interest expense for financial reporting purposes. Adjusted EBITDA includes such depreciation and interest expense in order to more properly reflect the cash flows associated with this lease. CoreCivic may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CoreCivic calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, M&A activity, restructuring charges, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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